UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: August 31, 2021

ITEM 9 LABS CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-54730	96-0665018
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2727 N 3rd Street, Suite 201, Phoenix AZ 85004 (Address of principal executive offices and zip code)

1-833-867-6337

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Item 1.01	Entry into a Material Definitive Agreement.

AZ Loan

On August 25, 2021, 938287AZ, LLC, an Arizona limited liability company, a wholly owned subsidiary of Item 9 Labs Corp. entered into a $13.5 million Construction Loan and Security Agreement (the “Loan Agreement”) with Pelorus Fund REIT, LLC, a Delaware limited liability company (the “Lender”).

Pursuant to the Loan Agreement, the Company may make multiple borrowings under the Loan Agreement in the total aggregate principal amount of up to $13.5 million (the “Loan”) for the purpose of completing development and construction on certain real property located in Coolidge, Arizona, owned by the Company. The Loan is a multiple advance credit facility. Interest payments in the amount of $180,000 will be remitted monthly. Interest is charged at a rate of 16% of the total amount borrowed under the Loan. The Loan has a term of eighteen months and may be extended for an additional six months subject to the satisfaction of certain conditions including forty-five days’ notice. The Loan is secured by a first priority interest in the Company’s real property located in Coolidge, Arizona, including improvements and personal property thereon (the “Property”) and includes an unconditional guarantee by Item 9 Labs Corp.

The Loan Agreement contains customary representations and warranties and also contains events of default customary for loan facilities of this type.

The Loan Agreement is qualified in their entirety by reference to the Loan Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1, respectively, and incorporated by reference into this Item 1.01. Certain capitalized terms used herein but not otherwise defined shall have the meaning ascribed thereto.

NV Loan

On August 25, 2021, 750NV, LLC, an Arizona limited liability company, a wholly owned subsidiary of Item 9 Labs Corp. entered into a $5.5 million Construction Loan and Security Agreement (the “Loan Agreement”) with Pelorus Fund REIT, LLC, a Delaware limited liability company (the “Lender”).

Pursuant to the Loan Agreement, the Company may make multiple borrowings under the Loan Agreement in the total aggregate principal amount of up to $5.5 million (the “Loan”) for the purpose of completing development and construction on certain real property located in Pahrump, Nevada, owned by the Company. The Loan is a multiple advance credit facility. Interest payments in the amount of $73,333 will be remitted monthly. Interest is charged at a rate of 16% of the total amount borrowed under the Loan. The Loan has a term of eighteen months and may be extended for an additional six months subject to the satisfaction of certain conditions including forty-five days’ notice. The Loan is secured by a first priority interest in the Company’s real property located in Pahrump, Nevada, including improvements and personal property thereon (the “Property”) and includes an unconditional guarantee by Item 9 Labs Corp.

The Loan Agreement contains customary representations and warranties and also contains events of default customary for loan facilities of this type.

The Loan Agreement is qualified in their entirety by reference to the Loan Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.2, respectively, and incorporated by reference into this Item 1.01. Certain capitalized terms used herein but not otherwise defined shall have the meaning ascribed thereto.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in response to Item 1.01 of this report is incorporated by reference into this Item 2.03.

Item 7.01	Regulation FD Disclosure.

Attached hereto as Exhibit 99.1 is a press release we issued on August 31, 2021, announcing the closing of the Pelorus loans referenced in 1.01.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
10.1	AZ Construction Loan and Security Agreement with Pelorus Fund REIT LLC (filed herewith)
10.2	NV Construction Loan and Security Agreement with Pelorus Fund REIT LLC (filed herewith)
99.1	Press Release issued by Item 9 Labs Corp. on August 31, 2021, announcing the closing of the Pelorus construction loans

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITEM 9 LABS CORP.

Dated: August 31, 2021	By:	/s/ Robert Mikkelsen
Robert Mikkelsen
Chief Financial Officer